SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K

                         CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       January 24, 2014
                        Date of Report
              (Date of Earliest Event Reported)

                    ENGAGE ECO SOLUTIONS INC.
      (Exact Name of Registrant as Specified in its Charter)

              MOUNTAINWALK ACQUISITION CORPORATION
     (Former Name of Registrant as Specified in its Charter)

Delaware                   000-54981                    46-3469285
(State or other    (Commission File Number)           (IRS Employer
jurisdiction                                      Identificaction No.)
of incorporation)
                     10TH Floor, RSU Tower
                 571 Sukumvit Rd (cnr Soi 31)
                     Klongton-Nua, Wattana
                    Bangkok, Thailand 10110
          (Address of Principal Executive Offices)

                     215 Apolena Avenue
             Newport Beach, California 92662
      (Former Address of Principal Executive Offices)

                    +66 (0) 2259 6926
               (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On January 24, 2014, Engage Eco Solutions (formerly Mountainwalk Acquisition Corporation) (the "Registrant" or the "Company") issued 1,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 67% of the total outstanding 1,500,000 shares of common stock as follows:

               1,000,000 Robert Brodie

     With the issuance of the 1,000,000 shares of stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form
8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On January 23, 2014, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on June 21, 2013 and amended August 26, 2013 and September 12, 2013 and as supplemented by the information contained in this report.

    The Registrant is designed to develop by merger or acquisition and anticipates that it will enter into a business combination with a company operating to meet the world's growing need for industrial, agricultural and household products made from the rapidly renewable natural crop, Kenaf, simultaneously enhancing the growth of local communities and care for the environment. That private company processes and sells value-added Kenaf products under the name "Engage Eco Products" brand combining modern logistics and processing technologies with environment-enhancing farming practices, ensuring the utilization of the entire Kenaf plant.

    The private company currently markets Kenaf products under its "Engage Eco Products" brand. The Company believes that the global economy has developed to accepting the need and desire for "all natural" and "environmentally friendly" products. The Company intends to capitalize on this need and produce competitively priced products within its key market niches. The private company currently markets the following branded product lines: Engage Eco Pet Care, Engage Animal Feed Products, Engage Nature Pro-Sorb, Engage Eco Natural Fibres (for the automotive, plastic and building industries), Engage K6 Thermal Insulation and Engage Eco Boards.

    Although the Company anticipates entering in a business combination with this private company, no agreements have been executed and no combination effected as of the date of this filing.

ITEM 5.02   Departure of Directors or Principal Officers;
            Election of Directors

    On January 23, 2014, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On January 23, 2014, James McKillop resigned as the Registrant's vice president and director.

    On January 23, 2014, Robert Brodie was named as directors of the Registrant.

    On January 23, 2014, Robert Brodie was appointed to the offices of President of the Registrant.

    Robert Brodie has vast experience in Kenaf-based industries and markets in Southeast Asia and has developed a broad base of of key strategic international contacts in that field. He has founded and served as director on renewable energy, food and property development company boards in Australia and Southeast Asia. He previously worked with a major engineering firm, Brown and Root (formerly Kinhill). Mr. Brodie graduated from the University of Queensland, Gatton Agricultural College with a focus on rural technology, land resources management, and environmental engineering. Mr. Brodie has worked in property, agricultural and environmental industries for over ten years and has spent the past five years building Engage Resources, a private company located in Thailand.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                              ENGAGE ECO SOLUTIONS INC.


Date: January 24, 2014       /s/ Robert Brodie
                             President